                                                                  Rule 424(b)(3)
                                                                      333-112274

            Addendum to Prospectus Supplement Dated February 27, 2004

                                                     Dated: June 1, 2005

                                 STATE OF ISRAEL
                                 $2,850,000,000
                               THIRD JUBILEE ISSUE
                            DOLLAR BONDS (FIXED RATE)

                    --------------------------------------

The interest rate of each State of Israel Third Jubilee Issue Dollar Bond to be sold during the Sales Period commencing on June 1, 2005 and terminating on June 30, 2005 is:

    Series A (Five Years): 4.05%                Series B (Ten Years): 4.80%

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by June 27, 2005.

Effective as of September 1, 2004, the aggregate maturity amount of the Third Jubilee Issue Dollar Bonds offered under this prospectus has been increased to $2,850,000,000.